EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT



We have issued our report dated January 29, 1998 accompanying the financial statements of Annapolis National Bancorp, Inc. appearing in Annapolis National Bancorp, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1997, which is incorporated by reference in this Registration Statement on Form S-8 (Annapolis National Bancorp, Inc. 1997 Stock Option Plan). We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.

/s/ Rowles & Company, LLP
_____________________________


Baltimore, Maryland
October 15, 1998